Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Integrated Performance Systems, Inc., on Form SB-2 of our report dated February 28, 2003 appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts" in this Registration Statement.




   /s/ Malone & Bailey, PLLC
   Houston, Texas
   December 15, 2003